EXHIBIT A
                             CSW International, Inc.
                         Investments in Project Parents
                       For the Quarter Ended June 30, 1998
                                   (thousands)


                                           Project            Wholly Owned
               Facility                    Parent             Subsidiary Of                  Description                Investment
-----------------------------------  ------------------     -------------------           ------------------            ----------

Excluded Under Rule 104              CSW International,Inc. Central and South West Corp.  Acquisition of Stock           $     1

Empresa de Electricidade Vale de     CSW Vale, LLC          CSW International,Inc.        Investment/Development Costs        -
 Paranapanema S.A.                                           (Cayman)

Enertek, S.A. de C.V.                CSW International,Inc. Central and South West Corp.  Construction Loan/Development  $
                                                                                            Costs                            698
